Item 77c
Matters submitted to a vote of security holders

At a special meeting of the Trust held on August 29, 2008, shareholders of the ClariVest International Equity Fund, the ClariVest SMid Cap Core Growth Fund, the Smith Group
Large Cap Core Growth Fund and the Mount Lucas U.S. Focused
Equity Fund elected the members of the Board. Amy Duling, Gary Shugrue, Dr. James Patton and Malcolm MacColl were each elected for an indefinite term. The number of votes cast in favor of each Trustee was 1,651,922 and there were no abstentions or votes withheld.

At the meeting, shareholders of the ClariVest International
Equity Fund and ClariVest SMid Cap Core Growth Fund voted to approve a new Investment Management Agreement between BHR Fund Advisors, LP ("BHR") and each of the Funds and a new Sub-Advisory Agreement between BHR and ClariVest Asset
Management LLC ("ClariVest") with respect to each of the Funds. The number of votes cast in favor of the new
Investment Management Agreement and the New Sub-Advisory
Agreement from the shareholders of the ClariVest
International Equity Fund was 78,729, the number of votes against was 0 and the number of abstentions was 0. The number of votes cast in favor of the new Investment
Management Agreement and the New Sub-Advisory Agreement from the shareholders of the ClariVest SMid Cap Core Growth
Fund was 29,529, the number of votes against was 0 and the number of abstentions was 0.

At the meeting, shareholders of the Mount Lucas U.S.
Focused Equity Fund voted to approve a new Investment
Management Agreement between BHR and the Fund and a new
Sub-Advisory Agreement between BHR and Mount Lucas
Management Corp. with respect to the Fund. The number of votes cast in favor of the new Investment Management
Agreement and the new Sub-Advisory Agreement was 328,007, the number of votes against was 0 and the number of abstentions was 0.

At the Special Meeting of Shareholders held on November 21,
2008, shareholders of the Smith Group Large Cap Core Growth
Fund voted to approve a new Investment Management Agreement between BHR and the Fund and a new Sub-Advisory Agreement between BHR and Smith Asset Management Group, L.P. with respect to the Fund. The number of votes cast in favor of the new Investment Management Agreement and the new Sub-
Advisory Agreement was 1,700,541, the number of votes against was 0 and the number of abstentions was 0.



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Item 77C
Matters submitted to a vote of security holders


Consent of Sole Shareholder

AG Mid Cap Core Fund
AG Mid Cap Growth Fund
AG Multi Cap Growth Fund
AG Small Cap Core Fund

	The undersigned, being the sole shareholder of the AG Mid Cap Core Fund, the AG Mid Cap Growth Fund, the AG Multi Cap Growth Fund and the AG Small Cap Core Fund (the
"Funds"), a series of BHR Institutional Funds, a Delaware statutory trust (the "Trust"), upon due consideration, hereby approves, adopted and consents to the following resolutions, which for all purposes shall be treated as actions taken pursuant to a vote at a shareholder meeting:

Approval of Investment Management Agreement

RESOLVED, that the Investment Management Agreement between the Trust and BHR Fund Advisors, L.P., on behalf of the Funds, be, and hereby is, approved with respect to the Fund.

Approval of Sub-Advisory Agreement

RESOLVED, that the Sub-Advisory Agreement between the BHR
Fund Advisors, L.P. and AG Asset Management LLC, on behalf of the Funds, be, and hereby is, approved with respect to the Fund.

Approval of the Selection of Briggs Bunting & Dougherty,
LLP as the Independent Registered Public Accountants

RESOLVED, that the firm of Briggs Bunting & Dougherty, LLP, independent public accountants, be, and hereby is, selected as the auditor of the Fund for its initial fiscal year following the commencement of its public offering, subject to termination as provided in the Investment Company Act of 1940, as amended.

Election of the Board of Trustees of the Trust

RESOLVED, that Amy Duling, James Patton and Gary Shugrue be, and hereby are, elected to serve as Trustees of the Trust in accordance with the Trust's Agreement and Declaration of Trust.